Exhibit 99.(a)(1)(ii)

LETTER OF TRANSMITTAL

To Tender Preferred Shares (Designated Auction-Rate Preferred Shares Series A, Series B, Series C, Series D and Series E)

of

Virtus Convertible & Income Fund

Pursuant to the Offer to Purchase

Dated October 3, 2022

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
NOVEMBER 1, 2022, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

Computershare

Delivery by Mail should be directed to:	Delivery by Registered, Certified or Express Mail or Overnight Courier should be should be directed to:
Computershare Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Corporate Actions 150 Royall Street Suite V Canton, MA 02021

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

This Letter of Transmittal relates to the offer by Virtus Convertible & Income Fund (the “Fund”), a Massachusetts business trust registered under the Investment Company Act of 1940, as amended, to purchase for cash up to 100% of its outstanding auction-rate preferred shares of beneficial interest, par value $0.00001 per share and liquidation preference of $25,000 per share, designated Auction-Rate Preferred Shares Series A, Series B, Series C, Series D and Series E (the “Preferred Shares”) upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 3, 2022 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal, which, together with the Offer to Purchase, each as amended or supplemented from time to time, together constitute the “Offer.”

DESCRIPTION OF PREFERRED SHARES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Series A Preferred Shares Tendered* (attach Additional Signed List if Necessary)	Series B Preferred Shares Tendered* (attach Additional Signed List if Necessary)	Series C Preferred Shares Tendered* (attach Additional Signed List if Necessary)
	1 ☐ All	1 ☐ All	1 ☐ All
	2 ☐ Partial:	2 ☐ Partial:	2 ☐ Partial:
	Series D Preferred Shares Tendered* (attach Additional Signed List if Necessary)	Series E Preferred Shares Tendered* (attach Additional Signed List if Necessary)
	1 ☐ All	1 ☐ All
	2 ☐ Partial:	2 ☐ Partial:
* Unless otherwise indicated, it will be assumed that all (and not partial) Series A, B, C, D and/or E Shares are being tendered. See Instruction 3.

If you wish to tender all or any portion of your Series A, B, C, D or E Preferred Shares of the Fund, you should either:

•	tender your Series A, B, C, D and/or E Preferred Shares pursuant to the procedure for book-entry tender set forth in Section 3 of the Offer to Purchase; or

•	request a broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Preferred Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact such person if you desire to tender your Preferred Shares.

If you desire to tender Series A, B, C, D and/or E Preferred Shares and such Series A, B, C, D and/or E Preferred Shares cannot be delivered to the Depositary or you cannot comply with the procedure for book-entry transfer or your other required documents cannot be delivered to the Depositary, in any case, by the expiration of the Offer, you must tender such Series A, Series B, Series C, Series D or Series E Preferred Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Questions and requests for assistance or for additional copies of this Letter of Transmittal, the Offer to Purchase, the Notice of Guaranteed Delivery or the Notice of Withdrawal may be directed to Georgeson LLC (the “Information Agent”).

ADDITIONAL INFORMATION REGARDING TENDERED PREFERRED SHARES

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Virtus Convertible & Income Fund, a Massachusetts business trust (the “Fund”), the above-described preferred shares of beneficial interest, par value $0.00001 per share and liquidation preference of $25,000 per share, designated Auction-Rate Preferred Shares Series A, B, C, D and/or Series E, pursuant to the Fund’s offer to purchase up to 100% of its outstanding Auction-Rate Preferred Shares, upon the terms and subject to the conditions set forth in the Fund’s Offer to Purchase dated October 3, 2022 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and this Letter of Transmittal (the “Letter of Transmittal”) which, together with the Offer to Purchase, each as amended or supplemented from time to time, constitutes the “Offer.” The price to be paid for the Preferred Shares is an amount per share, net to the seller in cash, equal to 97.95% of the liquidation preference of $25,000 per share (or $24,487.50 per share, the “Closing Amount”), plus any unpaid dividends accrued through the Expiration Date (as defined in the Offer to Purchase), less any applicable withholding taxes and without interest, and subject to the conditions set forth in the Offer, if properly tendered and not withdrawn prior to the Expiration Date. The Offer by the Fund is not conditioned on any minimum number of Preferred Shares being validly tendered and not withdrawn prior to the expiration of the Offer but is subject to other conditions as outlined in the Offer and in the related Letter of Transmittal.

Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Preferred Shares tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all the Preferred Shares that are being tendered hereby and appoints the Fund the true and lawful agent and attorney-in-fact of the undersigned with respect to such Preferred Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(i)	transfer ownership of such Preferred Shares on the account books maintained by the Book-Entry Transfer Facility (as defined in the Offer to Purchase), as applicable, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Fund;

(ii)	present such Preferred Shares for transfer on the books of the Fund; and

(iii)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Preferred Shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby covenants, represents and warrants to the Fund that:

(i)	the undersigned has full power and authority to tender, sell, assign and transfer the Preferred Shares tendered hereby and that when and to the extent the same are accepted for payment by the Fund, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all security interest, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the Preferred Shares and not subject to any adverse claims;
(ii)	the undersigned understands that tenders of Preferred Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned’s acceptance of the terms and conditions of the Offer;

(iii)	the undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the Preferred Shares tendered hereby; and

(iv)	the undersigned has read, understands and agrees to all the terms of the Offer.

All authority herein conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The purchase price of each Preferred Share will equal 97.95% of the liquidation preference of $25,000 per share (or $24,487.50 per share), plus any unpaid dividends accrued through the Expiration Date, less any applicable withholding taxes and without interest. All Preferred Shares validly tendered on or before the Expiration Date of the Offer and not properly withdrawn will be purchased, subject to the terms and conditions of the Offer. If any tendered Preferred Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, such Preferred Shares will be returned without expense to the holder of Preferred Shares (“Preferred Shareholder”) in accordance with Section 5 of the Offer to Purchase.

The undersigned understands that tenders of Preferred Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that under no circumstances will the Fund pay interest on the purchase price, including, without limitation, by reason of any delay in making payment.

The undersigned recognizes that, under the circumstances set forth in the Offer to Purchase, the Fund may terminate or amend the Offer; may postpone the acceptance for payment of, or the payment for, Preferred Shares tendered; or may accept for payment fewer than all of the Preferred Shares tendered.

Checks for the Closing Amount will be issued and mailed and any Certificate(s) not tendered or not accepted for payment will be issued or returned in the name(s) of the registered holder(s) appearing under "Description of Shares Tendered." Any Shares tendered herewith by book-entry transfer that are not accepted for payment will be credited back to the account at the Book-Entry Transfer Facility designated above.

SIGN HERE

(Please complete and return the IRS Form W-9 attached)*

(Signature(s) of Owners)

Dated:	__________________

Name(s):

(Please Print)

Capacity (full title and location signed):

Address:

(Include Zip Code)

Area Code and Telephone Number:

(Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and location of signing and see Instruction 4.)

Guarantee Of Signature(s)

(See Instructions 1 and 3)

Authorized Signature:

Name:

Title:

(Please Type or Print)

Name of Firm:

Address:

(Include Zip Code)

Area Code and Telephone No.:

Dated:
* A non-U.S. Preferred Shareholder should NOT complete and return the attached Form W-9, but should instead contact the Information Agent or its broker, dealer, commercial bank, trust company or other nominee for the appropriate certification (e.g., W-8BEN, W-8BEN-E, W-8ECI or W-8EXP). A non-U.S. Preferred Shareholder is any shareholder other than (i) a citizen or resident of the U.S., (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes), partnership or other entity created or organized in or under the laws of the U.S., any State or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of the source of the income, or (iv) a trust if it (x) is subject to the supervision of a court within the U.S. and one or more U.S. persons has the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

INSTRUCTIONS

Forming Par of the Terms and Conditions of the Offer

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered owner(s) (which term, for purposes of this document, includes any participant in any of Depositary Trust Company’s (“DTC”) systems whose name appears on a security position listing as the owner of the Preferred Shares) of Preferred Shares tendered herewith or (b) if such Preferred Shares are tendered for the account of an Eligible Institution.

2. Delivery of Letter of Transmittal and Book-Entry Confirmations. If tenders are to be made pursuant to the procedures for tender by book-entry transfer set forth in Section 3 of the Offer to Purchase, an Agent’s Message (as defined below) must be utilized. A manually executed facsimile of this document may be used in lieu of the original. Confirmation of any book-entry transfer into Computershare's (the “Depositary”) account at DTC of Preferred Shares tendered by book-entry transfer (“Book Entry Confirmation”), as well as this Letter of Transmittal properly completed and duly executed with an Agent’s Message, and any other documents required by this Letter of Transmittal, must be received by the Depositary at its address set forth herein prior to the Expiration Date (unless the tender is made during a subsequent offering period, if one is provided, in which case the Preferred Shares, the Letter of Transmittal and other documents must be received prior to the expiration of the subsequent offering period).

Stockholders who cannot complete the procedures for book-entry transfer prior to the Expiration Date may nevertheless tender their Preferred Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure: (a) such tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Fund must be received by the Depositary prior to the Expiration Date (or prior to the expiration of the subsequent offering period, as applicable), and (c) a Book Entry Confirmation with respect to such Preferred Shares, this Letter of Transmittal (or facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message), and all other documents required by this Letter of Transmittal, if any, must be received by the Depositary within two days after the date of execution of such Notice of Guaranteed Delivery.

The term “Agent’s Message” means a message, transmitted through electronic means by DTC to, and received by, the Depositary and forming part of a Book Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Preferred Shares which are the subject of such Book Entry Confirmation that such participant has received and agrees to be bound by the terms of this Letter of Transmittal and that the Fund may enforce such agreement against the participant. The term “Agent’s Message” also includes any hard copy printout evidencing such message generated by a computer terminal maintained at the Depositary’s office. For Preferred Shares to be validly tendered during any subsequent offering period, the tendering stockholder must comply with the foregoing procedures, except that the required documents must be received before the expiration of the subsequent offering period and no guaranteed delivery procedure will be available during a subsequent offering period.

THE METHOD OF DELIVERY OF THE PREFERRED SHARES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. DELIVERY OF ALL SUCH DOCUMENTS WILL BE DEEMED MADE AND RISK OF LOSS SHALL PASS ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY BY BOOK ENTRY CONFIRMATION. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted and no fractional Preferred Shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal (or facsimile thereof), waive any right to receive any notice of the acceptance of their Preferred Shares for payment.

All questions as to the proper completion or execution of any Letter of Transmittal, Notice of Guaranteed Delivery, or other required documents, will be determined by the Fund in its sole and absolute discretion (which may delegate power in whole or in part to the Depositary) which determination will be final and binding. The Fund reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of or payment for which may be unlawful. The Fund also reserves the absolute right to waive any defect or irregularity in the surrender of any Preferred Shares whether or not similar defects or irregularities are waived in the case of any other stockholder. A surrender will not be deemed to have been validly made until all defects and irregularities have been cured or waived. The Fund and the Depositary shall make reasonable efforts to notify any person of any defect in any Letter of Transmittal submitted to the Depositary.

3. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If any Preferred Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any tendered Preferred Shares are registered in the names of different holder(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or facsimiles thereof) as there are different registrations of such Preferred Shares.

If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority so to act must be submitted.

4. Transfer Taxes. The amount of any stock or share transfer taxes imposed in respect of the Preferred Shares tendered in connection with the Offer, including, without limitation, such taxes imposed for a reason other than the sale or transfer of Preferred Shares to the Fund pursuant to its Offer, whether such taxes are imposed on the registered holder(s), any other person to whom Preferred Shares are to be returned or the purchase price is to be paid, or otherwise, including any such taxes due in respect of (a) Preferred Shares tendered but not purchased, including such Preferred Shares that are to be returned in the name of a person other than the registered holder(s), or (b) Preferred Shares the purchase price for which is paid to a person other than the registered holder(s), will be for the stockholder’s account and will not be borne by the Fund. Stockholders should consult their own tax advisors concerning the tax consequences of participating in the Offer in light of their particular situations.

5. Special Payment and Delivery Instructions. If a check for the purchase price is to be issued to, a person other than the signer(s) of this Letter of Transmittal or to an address other than that shown in the box titled “Description of Preferred Shares Tendered” above, the appropriate boxes on this Letter of Transmittal should be completed. Stockholders delivering Preferred Shares tendered hereby or by Agent’s Message by book-entry transfer may request that Preferred Shares not purchased be credited to an account maintained at DTC. If no such instructions are given, all such Preferred Shares not purchased will be returned by crediting the same account at DTC as the account from which such Preferred Shares were delivered. All such requests must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”).

6. Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to the Information Agent at their address and telephone number set forth below or to your broker, dealer, commercial bank or trust company. Additional copies of the Offer to Purchase, this Letter of Transmittal, Notice of Guaranteed Delivery, and other tender offer materials may be obtained from the Information Agent as set forth below, and will be furnished at the Fund’s expense.

7. Backup Withholding. Under U.S. federal income tax laws, the applicable withholding agent will be required to withhold a portion of the amount of any payments made to certain stockholders. In order to avoid such backup withholding, each tendering stockholder or payee that is a United States person for U.S. federal income tax purposes, must provide the applicable withholding agent with such stockholder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such stockholder or payee is not subject to such backup withholding by completing the attached IRS Form W-9. If such stockholder is an individual, the TIN is such stockholder’s Social Security number. Certain stockholders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements. Exempt stockholders or payees that are United States persons should furnish their TIN, check the appropriate box on the IRS Form W-9 and sign, date and return the IRS Form W-9 to the applicable withholding agent in order to confirm exempt status and avoid erroneous backup withholding. A tendering stockholder who is a foreign individual or a foreign entity should complete, sign, and submit to the applicable withholding agent the appropriate IRS Form W-8, signed under penalties of perjury, attesting to such stockholder or payee’s foreign status or otherwise establishing an exemption from backup withholding. The appropriate IRS Form W-8 may be obtained from the Depositary or downloaded from the IRS’s website at the following address: http://www.irs.gov. Failure to complete the IRS Form W-9 or applicable IRS Form W-8 will not, by itself, cause Preferred Shares to be deemed invalidly tendered, but may require the applicable withholding agent to withhold a portion of the amount of any payments made of the offer price pursuant to the Offer.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS if eligibility is established and appropriate procedure is followed.

Please consult your accountant or tax advisor for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN, or another version of IRS Form W-8 to claim exemption from backup withholding, or contact the Depositary.

NOTE: FAILURE TO COMPLETE AND RETURN THE FORM W-9 OR APPROPRIATE FORM W-8, AS APPLICABLE, MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE “IMPORTANT TAX INFORMATION” SECTION BELOW. YOU ARE HEREBY NOTIFIED THAT YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

8. Waiver of Conditions. Subject to the terms and conditions of the Offer to Purchase and the applicable rules and regulations of the Securities and Exchange Commission, the conditions of the Offer may be waived by the Fund in whole or in part at any time and from time to time in its sole discretion.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY EXECUTED FACSIMILE COPY THEREOF) OR AN AGENT’S MESSAGE, TOGETHER WITH BOOK-ENTRY CONFIRMATION OR A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF GUARANTEED DELIVERY AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE.

IMPORTANT TAX INFORMATION

Under United States federal income tax law, a stockholder that is a non-exempt United States person for U.S. federal income tax purposes whose tendered Preferred Shares are accepted for payment must provide the applicable withholding agent with such stockholder’s correct TIN on IRS Form W-9 below in order to avoid backup withholding. If such stockholder is an individual, the TIN is such stockholder’s Social Security number. If the applicable withholding agent is not provided with the correct TIN, the stockholder may be subject to penalties imposed by the Internal Revenue Service (“IRS”) and payments that are made to such stockholder with respect to Preferred Shares purchased pursuant to the Offer, may be subject to backup withholding.

If backup withholding applies, the applicable withholding agent is required to withhold a percentage of any payments made to the stockholder pursuant to the Offer. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained from the IRS provided that the required information is furnished to the IRS.

IRS Form W-9 and Form W-8

To prevent backup withholding on payments that are made to a stockholder with respect to Preferred Shares tendered pursuant to the Offer, a stockholder that is a United States person is required to notify the applicable withholding agent of such stockholder’s correct TIN by completing the IRS Form W-9 certifying, under penalties of perjury, (i) that the TIN provided on the IRS Form W-9 is correct (or that such stockholder is awaiting a TIN (see “What Number to Give the Withholding Agent”, below)), (ii) that such stockholder is not subject to backup withholding because (a) such stockholder has not been notified by the IRS that such stockholder is subject to backup withholding as a result of a failure to report all interest or dividends, (b) the IRS has notified such stockholder that such stockholder is no longer subject to backup withholding or (c) such stockholder is exempt from backup withholding, and (iii) that such stockholder is a United States person.

Certain stockholders or payees (including, among others, corporations) who are exempt recipients are not subject to backup withholding. See the enclosed copy of the IRS Form W-9 and the instructions to IRS Form W-9. Exempt stockholders or payees that are United States persons must furnish their TIN, check the appropriate box on the IRS Form W-9 and sign, date and return the IRS Form W-9 to the applicable withholding agent in order to confirm exempt status and avoid erroneous backup withholding.

A foreign stockholder or other payee that is not a United States person may qualify as an exempt recipient by providing the applicable withholding agent with a properly completed and signed IRS Form W-8BEN or IRS Form W- 8BEN-E, as applicable, or other appropriate IRS Form W-8, signed under penalties of perjury, attesting to such stockholder or payee’s foreign status or by otherwise establishing an exemption. An appropriate IRS Form W-8 may be obtained from the Depositary or the IRS website (www.irs.gov).

What Number to Give the Withholding Agent

Each stockholder that is a United States person for U.S. federal income tax purposes is generally required to give the applicable withholding agent its Social Security number or employer identification number in order to avoid backup withholding. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should write “Applied For” in Part I, sign and date the Form W-9. Notwithstanding that “Applied For” is written in Part I, the applicable withholding agent will withhold a percentage of all payments of the purchase price to such stockholder until a TIN is provided to the applicable withholding agent. Such amounts will be refunded to such surrendering stockholder if a TIN is provided to the applicable withholding agent within 60 days. We note that your IRS Form W-9, including your TIN, may be transferred from the Depositary to the Paying Agent, in certain circumstances.

Please consult your accountant or tax advisor for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN, or another version of IRS Form W-8 to claim exemption from backup withholding, or contact the Depositary.

[INSERT W-9]

The Depositary for the Offer to Purchase is:

Computershare

Delivery by Mail should be directed to:	Delivery by Registered, Certified or Express Mail or Overnight Courier should be should be directed to:
Computershare Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Corporate Actions 150 Royall Street Suite V Canton, MA 02021

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Any questions or requests for assistance may be directed to the Information Agent at its telephone number and location listed below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed either to the Information Agent the telephone number and location listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor,

New York, NY 10104

(866) 785-7395